As filed with the Securities and Exchange Commission on September 1, 2010
Registration No. 333-150252

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WILLIAMS PIPELINE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0834035 (I.R.S. Employer Identification No.)

One Williams Center Tulsa, Oklahoma (Address of Principal Executive Offices)	74172 (Zip Code)

Williams Pipeline GP LLC
Long-Term Incentive Plan
(Full title of the plan)

James J. Bender
Williams Partners GP LLC
One Williams Center
Tulsa, Oklahoma 74172-0172
(Name and address of agent for service)
(918) 573-2000
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

SIGNATURES

DEREGISTRATION OF SECURITIES
     On April 15, 2008, Williams Pipeline Partners L.P., a Delaware limited partnership (“Williams Pipeline Partners”), filed a registration statement on Form S-8 (Registration No. 333-150252) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), which was deemed effective upon filing. The Registration Statement registered the offer and sale of 2,000,000 common units representing limited partnership interests in Williams Pipeline Partners issuable pursuant to the Williams Pipeline GP LLC Long-Term Incentive Plan (the “Registered Securities”).
     Pursuant to the Agreement and Plan of Merger, dated as of May 24, 2010, by and among Williams Partners L.P. (“Williams Partners”), Williams Partners GP LLC, Williams Partners Operating LLC, WPZ Operating Company Merger Sub LLC (“Merger Sub”), Williams Pipeline Partners and Williams Pipeline GP LLC (the “Merger Agreement”), Merger Sub merged with and into Williams Pipeline Partners and Williams Pipeline Partners became an indirect wholly owned subsidiary of Williams Partners on August 31, 2010 (the “Merger”).
     In connection with the Merger, Williams Pipeline Partners has terminated all of its offerings of securities pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by Williams Pipeline Partners in the Registration Statement, Williams Pipeline Partners hereby removes from registration all Registered Securities that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on September 1, 2010.

WILLIAMS PIPELINE PARTNERS L.P.
By:	Williams Pipeline GP LLC,
its General Partner

By:	/s/ La Fleur C. Browne
La Fleur C. Browne
Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Steven J. Malcolm	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 1, 2010

/s/ Donald R. Chappel Donald R. Chappel	Chief Financial Officer and Director (Principal Financial Officer)	September 1, 2010

/s/ Ted T. Timmermans Ted T. Timmermans	Chief Accounting Officer (Principal Accounting Officer)	September 1, 2010

/s/ H. Brent Austin	Director	September 1, 2010
H. Brent Austin

/s/ Emmitt C. House	Director	September 1, 2010
Emmitt C. House

*	Director	September 1, 2010
Rodney J. Sailor

*	Director	September 1, 2010
Phillip D. Wright

/s/ Steven L. Zelkowitz Steven L. Zelkowitz	Director	September 1, 2010

* By:	/s/ Donald R. Chappel
Donald R. Chappel
Attorney-in-Fact